Exhibit 99.1

Ibis Technology Selects Investment Banker to Pursue Potential Sale of the Company

DANVERS, Mass.--(BUSINESS WIRE)--Ibis Technology Corporation (Nasdaq NM: IBIS) a leading provider of SIMOX-SOI implantation equipment to the worldwide semiconductor industry, today announced that it has engaged the investment bank BlueLake Partners, LLC for the purpose of assessing strategic alternatives for Ibis, including a potential sale of the Company and/or its assets. No decision has been made as to whether Ibis will engage in a transaction or transactions resulting from its consideration of strategic alternatives, and no assurance can be given that any transaction or transactions will occur or, if undertaken, the terms or timing of such a transaction. The Company does not intend to comment further publicly with respect to this assessment unless a specific transaction or alternative is approved by its Board.

Commenting on the matter, Martin J. Reid said “We expect to analyze a number of potential strategic paths with the benefit of expertise provided by BlueLake Partners.”

About Ibis Technology

Ibis Technology Corporation is a leading provider of oxygen implanters for the production of SIMOX-SOI (Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers for the worldwide semiconductor industry. Headquartered in Danvers, Massachusetts, Ibis Technology is traded on the Nasdaq Global Market under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI is available on the Ibis web site at www.ibis.com.

About BlueLake Partners, LLC

BlueLake Partners, LLC is a technology investment bank that provides actionable strategic advisory, M&A and investment advice to public and private industrial technology companies and investors. For more information please visit www.BlueLakePartners.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains express or implied forward-looking statements regarding, among other things, (i) the Company's ability to conduct its operations in a manner consistent with its current plan and existing capital resources or otherwise to obtain additional implanter orders or to secure financing to continue as a going concern, (ii) the Company's expectations regarding it’s strategic alternatives, including the potential sale of the Company and future orders for i2000 implanters, (iii) continued retention of key personnel and technical staff, (iv) customer interest in and demand for, and market acceptance of, the Company's SIMOX-SOI technology, (v) attaining implanter improvements to the degree and in the timeframe necessary to meet customer expectations, (vi) the Company's plan to focus on supplying implanters to wafer manufacturers, (vii) the timing of our largest customer’s ramping to production quantities on their i2000 implanters, (viii) the adequacy of the Company's cash resources for continuing and future operations, and (ix) the adoption rate of SOI technology. Such statements are neither promises nor guarantees, but rather are subject to risks and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, cessation as a going concern due to the depletion of the Company's cash reserves at an unanticipated rate combined with an inability to obtain customer orders or to secure financing, future continued migration to SOI technology and market acceptance of SIMOX, the level of demand for the Company's products, the Company's ability to pursue and maintain further strategic relationships, partnerships and alliances with third parties, the Company's ability to protect its proprietary technology, the potential trends in the semiconductor industry generally, the ease with which an i2000 can be installed and qualified in fabrication facilities, the likelihood that implanters, if ordered, will be qualified and accepted by customers without substantial delay, modification, or cancellation, in whole or in part, the likelihood and timing of revenue recognition on such transactions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, the possibility of further asset impairment and resulting charges, equipment capacity and supply constraints or difficulties, the Company's limited history in selling implanters, general economic conditions, and other risks and uncertainties described in the Company's Securities and Exchange Commission filings from time to time, including but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and our subsequent quarterly reports on Form 10-Q. All information set forth in this press release is as of February 27, 2008, and Ibis undertakes no duty to update this information unless required by law.

CONTACT:
Ibis Technology Corporation
William J. Schmidt, 978-777-4247
Chief Financial Officer